Exhibit 99.1

Windstream Announces Effectiveness of Amendment and

Restatement of Senior Secured Credit Facilities

Release Date: Oct. 19, 2009

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) today announced the effectiveness of the previously announced amendment and restatement of its senior secured credit facilities.

Under the amendment and restatement, (i) the maturity date of approximately $347.6 million of the revolving commitments will be extended from July 17, 2011, to July 17, 2013; (ii) the maturity date of approximately $168.9 million of the Term Loan A loans will be extended from July 17, 2011, to July 17, 2013; and (iii) the maturity date of approximately $1.078 billion of the Term Loan B loans will be extended from July 17, 2013 to December 17, 2015. The original maturity dates continue to apply to approximately $152.4 million of revolving commitments, approximately $114.4 million of Term Loan A loans and approximately $290.5 million of Term Loan B loans.

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Windstream.

About Windstream

Windstream Corporation is an S&P 500 company that provides phone, high-speed Internet and high-definition digital TV services to customers in 16 states. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. The company has approximately 3 million access lines and about $3.1 billion in annual revenues. Windstream is ranked 4th in the 2009 BusinessWeek 50 ranking of the best performing U.S. companies.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of

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Windstream Announces Effectiveness of Amendment and Restatement

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new, emerging or competing technologies; the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of Windstream’s revenue; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; unexpected rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets; unexpected results of relocation of Windstream’s data center; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2008. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com